Exhibit 99.1

WillScot Announces $500.0 Million Senior Secured Notes Offering

PHOENIX, March 12, 2025 – WillScot Holdings Corporation (“WillScot” or the “Company”) (Nasdaq: WSC), a leader in innovative temporary space solutions, today announced that its indirect subsidiary Williams Scotsman, Inc. (“WSI”) plans to offer, subject to market and other conditions, $500.0 million aggregate principal amount of senior secured notes due 2030 (the “Notes”). The Notes will be WSI’s general second lien senior secured obligations, guaranteed on a senior secured basis by each of WSI’s direct and indirect domestic subsidiaries that guarantees WSI’s obligations under the existing asset-based revolving credit facility and WSI’s direct parent, Williams Scotsman Holdings Corp.

In connection with this offering, we intend to issue a notice of full conditional redemption providing for the redemption (the “Redemption”) of all of WSI’s outstanding 6.125% senior secured notes due 2025 (the “2025 Notes”) at a redemption price equal to 100.00% of the principal amount of the 2025 Notes outstanding, totaling $526.5 million, plus accrued and unpaid interest to, but excluding, the redemption date (the “Redemption Price”). Redemption in full of the 2025 Notes will be conditioned on the receipt by WSI of proceeds from a completed debt financing in an amount, together with cash on hand, sufficient to fund the aggregate Redemption Price.

WSI intends to use the net proceeds of the offering, together with approximately $33.0 million of anticipated additional borrowings under the existing asset-based revolving credit facility, to finance the Redemption, and to pay related fees and expenses.

The Notes will be offered only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to non-U.S. persons outside the United States in accordance with Regulation S under the Securities Act. The Notes and the related guarantees will not be registered under the Securities Act or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and other applicable securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Additionally, nothing in this press release constitutes a notice of redemption or any offer to purchase or solicitation of an offer to sell any of the outstanding 2025 Notes. The Redemption will be made solely pursuant to the separate redemption notice that we intend to issue under the indenture governing the 2025 Notes.

About WillScot

Listed on the Nasdaq stock exchange under the ticker symbol “WSC,” WillScot is the premier provider of highly innovative and turnkey space solutions in North America. The Company’s comprehensive range of products includes modular office complexes, mobile offices, classrooms, temporary restrooms, portable storage containers, protective buildings and climate-controlled units, and clearspan structures, as well as a curated selection of furnishings, appliances, and other supplementary services, ensuring turnkey solutions for its customers. Headquartered in Phoenix, Arizona, and operating from a network of approximately 260 branch locations and additional drop lots across the United States, Canada, and Mexico, WillScot’s business services are essential for diverse customer segments spanning all sectors of the economy.

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended. The words “estimates,” “expects,” “anticipates,” “believes,” “forecasts,” “plans,” “intends,” “may,” “will,” “should,” “shall,” “outlook,” “guidance,” “see,” “have confidence” and variations of these words and similar expressions identify forward-looking statements, which are generally not historical in nature. Certain of these forward-looking statements include statements relating to the timing and conduct of the offering of the Notes, the size and terms of the offering of the Notes and the closing of the offering of the Notes. Forward-looking statements are subject to a number of risks, uncertainties, assumptions and other important factors, many of which are outside our control, which could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. These risks include, without limitation, risks and uncertainties related to market conditions, that the size of the offering of the Notes could change or the offering of the Notes could be terminated, and the satisfaction of customary closing conditions related to the offering of the Notes. Although the Company believes that these forward-looking statements are based on reasonable assumptions, they are predictions and we can give no assurance that any such forward-looking statement will materialize. Any forward-looking statement speaks only at the date on which it is made, and the Company disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact Information

Investor Inquiries:	Media Inquiries:
Charlie Wohlhuter	Juliana Welling
investors@willscot.com	juliana.welling@willscot.com